UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

COLGATE-PALMOLIVE COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

The following supplements the position taken by the Board of Directors of Colgate-Palmolive Company (the “Company”) in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2012 (the “2012 Proxy Statement”) with respect to the stockholder proposal regarding an independent board chair (which is referenced in the 2012 Proxy Statement as Proposal 4).

Under the heading “Board Leadership Structure” on page 15 of the 2012 Proxy Statement, the Company describes the responsibilities of its independent Lead Director, a position currently held by Stephen I. Sadove. These responsibilities include the review of the following Board materials (i) meeting schedules, (ii) proposed Board meeting agendas and (iii) information to be sent to the Board. The Company wishes to clarify that these responsibilities provide the Company’s independent Lead Director with approval as well as review authority with respect to all of these key Board materials.